Exhibit No. 10.97

Russ Berrie and Company, Inc.

111 Bauer Drive, Oakland, NJ 07436

(201) 337-9000  (800) 631-8465

September 28, 2005

Mr. Arnold S. Bloom

8 Suzanne Lane

Chappaqua, NY  10514

Dear Arnold:

This is to confirm your engagement, on a consultant basis, by Russ Berrie and Company, Inc. (“RUSS”) beginning on January 1, 2006.  You are being engaged as an independent contractor (not as an employee of RUSS).  In your consulting role, you shall report to me and to Marc Goldfarb, RUSS’ Vice President and General Counsel.  The work that you undertake in your consulting capacity shall be at my or Marc’s direction.

You will be compensated for the above-listed services at the rate of $920 per day.  You will be reimbursed for any out-or-pocket expenses incurred by you in performing the consulting services requested (other than your travel to and from RUSS’ Oakland, NJ corporate headquarters.  You will not be required to work for a portion of a day unless you otherwise agree.  You must submit an invoice each month setting forth the dates on which you worked together with a brief description of your work.  You will be paid on a monthly basis, upon submission, and our review of, such invoice.  Payment will be made to you within thirty (30) days of the submission of your invoice.  You will be solely responsible for the payment of taxes and any other obligations with respect to your consulting services and the compensation received.

You are engaged for a period of at least thirty-nine (39) consulting days over a nine (9) month period commencing on January 1, 2006.  You will be engaged at least one (1) day per week during the first 39 weeks of 2006.  Based on business necessity, you may be requested to consult for additional days but the Company shall not be required to engage your consulting services for more than one day per week for each of the first 39 weeks of 2006.

Very truly yours,

/s/ Anthony Cappiello
Anthony Cappiello
EVP and CAO

ACCEPTED AND AGREED:

Arnold S. Bloom

/s/ Arnold S. Bloom
Signature

Date:	September 28, 2005